EXHIBIT 3.10

CERTIFICATE OF INCORPORATION

OF

BAXTER SEED CO., INC.

CHARTER #1158187

     The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above corporation duly signed pursuant to the provisions of the Texas Business Corporation Act, have been received in this Office and are found to conform to law.

     ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation and attaches hereto a copy of the Articles of Incorporation.

     Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this State in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated JULY 3, 1990

(SEAL)

/s/ [SIGNATURE]

Secretary of State

(STAMP)

ARTICLES OF INCORPORATION
OF
BAXTER SEED CO., INC.

     I, the undersigned natural person, of the age of eighteen (18) years or more, acting as incorporator under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation.

ARTICLE I.
NAME

     The name of the Corporation is BAXTER SEED CO., INC.

ARTICLE II.
DURATION

     The period of its duration is perpetual.

ARTICLE III.
PURPOSES

     The purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV.
CAPITALIZATION

     The Corporation is authorized to issue one (1) class of shares of stock, being its common stock. the total number of shares that the Corporation is authorized to issue is 100,000 shares. Said shares shall have no par value. No distinction shall exist between the shares of the Corporation or between the holders thereof.

ARTICLE V.
ISSUANCE OF SHARES

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND ($1,000.00) DOLLARS, consisting of money, labor done, or property actually received.

ARTICLE VI.
INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial Registered Office of the Corporation is 416 S. Missouri Ave., Weslaco, Texas 78596 and the name of the Initial Registered Agent at such address is Walter H. Baxter, III.

ARTICLE VII.
BOARD OF DIRECTORS

     The number of directors constituting the initial Board of Directors of the Corporation is five (5) and the name and addresses of the persons who are to serve as the initial directors are:

NAME	ADDRESS

DAVID ATKINBON	416 S. Missouri Ave.
Weslaco, Texas 78596
DIETRICH SCHMIDT	416.S.Missouri Ave.
Weslaco, Texas 78596
JAMES LARKIN	416 S. Missouri Ave.
Weslaco Texas 78596
LAWRENCE O’NEIL	416 S. Missouri Ave.
Weslaco, Texas 78596
WALTER H. BAXTER, III	416 S. Missouri Ave.
Weslaco, Texas 78596

ARTICLE VII.
INCORPORATOR

     The name and street address of the incorporator is:

NAME	ADDRESS

WALTER H. BAXTER, III	416 S. Missouri Ave.
Weslaco, Texas 78596

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of July, 1990.

/s/ WALTER H. BAXTER

WALTER H. BAXTER, III

STATE OF TEXAS	{
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COUNTY OF HIDALGO	{

     BEFORE ME, the undersigned, a Notary Public, personally appeared WALTER H. BAXTER, III, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true on this 2nd day of July, 1990.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ LORNA L. GOLDSBERRY

Notary Public, State of Texas

My Commission Expires: 11/18/90

LORNA L. GOLDSBERRY

Printed Name of Notary